Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Eric Boyer
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihs.com	eric.boyer@ihs.com

IHS Inc. Reports First Quarter 2016 Results

ENGLEWOOD, Colo. (March 21, 2016) - IHS Inc. (NYSE: IHS), the leading global source of information and analytics, today reported results for the first quarter ended February 29, 2016.

•	Revenue of $548 million, up 7 percent from the prior-year period

•	Total organic revenue growth of 3 percent, with 1 percent subscription organic revenue growth

•	Adjusted EBITDA of $180 million, up 13 percent from the prior-year period

•	Adjusted earnings per diluted share (Adjusted EPS) of $1.40, up 10 percent from the prior-year period

•	Free cash flow of $127 million

Adjusted EBITDA, Adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

First Quarter 2016 Financial Performance

	Three months ended February 29/28,		Change
(in thousands, except percentages and per share data)	2016	2015	$	%
Revenue	$548,446	$513,876	$34,570	7%

Net income	$45,044	$39,520	$5,524	14%
Adjusted EBITDA	$179,608	$159,298	$20,310	13%

GAAP EPS	$0.66	$0.57	$0.09	16%
Adjusted EPS	$1.40	$1.27	$0.13	10%

Cash flow from operations	$151,902	$188,038	$(36,136)	(19)%
Free cash flow	$127,412	$149,226	$(21,814)	(15)%

“I’m pleased with the performance in the first quarter despite continued headwinds in Energy,” said Jerre Stead, IHS chairman and chief executive officer. “Our non-Energy offerings performed exceptionally well and this year’s IHS Energy CERAWeek was one of the best ever from both an attendance and a revenue standpoint.”

“We had strong margin improvement in the first quarter of 2016, as we entered the year with a lower cost base, and are well positioned to deliver margin expansion in this lower growth environment,” said Todd Hyatt, IHS chief financial officer.

First Quarter 2016 Revenue Performance

The subscription-based business grew 1 percent organically in the first quarter of 2016 compared to the same period of 2015, as described in the following table.

	Three months ended February 29/28,		Percent change
(in thousands, except percentages)	2016	2015	Total	Organic
Subscription revenue	$443,159	$429,264	3%	1%
Non-subscription revenue	105,287	84,612	24%	14	%*

Total revenue	$548,446	$513,876	7%	3	%*

*	See supplemental revenue disclosure for effect of CERAWeek timing on these results.

First quarter 2016 revenue increased 7 percent compared to the first quarter of 2015. The components of revenue growth are described below by segment and in total.

	Change in revenue
	First quarter 2016 vs. first quarter 2015
(All amounts represent percentage points)	Organic		Acquisitive	Foreign Currency
Resources	(2	)%*	3%	(2)%
Transportation	10%		5%	(1)%
Consolidated Markets & Solutions	4%		8%	(2)%
Total	3	%*	5%	(2)%

*	See supplemental revenue disclosure for effect of CERAWeek timing on these results.

First Quarter 2016 Segment Performance

Segment results were as follows:

•	Resources. First quarter revenue for Resources decreased $2 million, or 1 percent, to $216 million, and included negative 7 percent organic growth for the subscription-based business. Our IHS Energy CERAWeek event generated approximately $14 million in revenue for the first quarter of 2016; this event was held in the second quarter last year. Excluding the effect of the CERAWeek timing shift, total Resources revenue declined 7 percent for the first quarter of 2016. First quarter Adjusted EBITDA for Resources increased $2 million, or 2 percent, to $87 million. First quarter operating income for Resources increased $3 million, or 5 percent, to $59 million.

•	Transportation. First quarter revenue for Transportation increased $24 million, or 14 percent, to $200 million, and included 10 percent organic growth for the subscription-based business. First quarter Adjusted EBITDA for Transportation increased $11 million, or 18 percent, to $73 million. First quarter operating income for Transportation increased $2 million, or 6 percent, to $43 million.

•	Consolidated Markets & Solutions (CMS). First quarter revenue for CMS increased $12 million, or 10 percent, to $133 million, and included 4 percent organic growth for the subscription-based business. First quarter Adjusted EBITDA for CMS increased $8 million, or 41 percent, to $28 million. First quarter operating income for CMS increased $10 million, or 167 percent, to $16 million.

Outlook (forward-looking statement)

For the year ending November 30, 2016, IHS expects:

•	Revenue in a range of $2.30 billion to $2.38 billion, including 2-3 percent subscription organic growth, neutral non-subscription organic growth, and total organic growth of 0-3 percent;

•	Adjusted EBITDA in a range of $770 million to $800 million; and

•	Adjusted EPS in a range of $6.00 to $6.30 per diluted share.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss first quarter and fiscal year 2016 results on March 21, 2016, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

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Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow are provided within the schedules attached to this release.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures.

IHS Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” the negative of these terms and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to net income, net income per share, and expected operating results, such as revenue growth and earnings.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic and financial conditions, including volatility in interest and exchange rates; our ability to manage system failures, capacity constraints, and cyber risks; our ability to successfully manage risks associated with changes in demand for our products and services as well as changes in our targeted industries; our ability to develop new platforms to deliver our products and services, pricing, and other competitive pressures, and changes in laws and regulations governing our business; the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors’ services; our ability to successfully identify and integrate acquisitions into our existing businesses and manage risks associated therewith; our ability to satisfy our debt obligations and our other ongoing business obligations; and the other factors described under the caption “Risk Factors” in our most recent annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission.

Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)

IHS Inc. (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today’s business landscape. Businesses and governments in more than 140 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS is committed to sustainable, profitable growth and employs nearly 9,000 people in 33 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.

© 2016 IHS Inc. All rights reserved.

IHS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per-share amounts)

	As of	As of
	February 29, 2016	November 30, 2015
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$60,499	$291,580
Accounts receivable, net	408,844	355,913
Income tax receivable	4,585	4,585
Deferred subscription costs	58,977	52,752
Assets held for sale	198,824	193,377
Other	74,049	57,135

Total current assets	805,778	955,342

Non-current assets:
Property and equipment, net	319,339	314,366
Intangible assets, net	1,339,396	1,014,691
Goodwill	4,062,812	3,287,459
Deferred income taxes	6,630	6,630
Other	28,483	22,593

Total non-current assets	5,756,660	4,645,739

Total assets	$6,562,438	$5,601,081

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$588,158	$36,019
Accounts payable	50,244	59,180
Accrued compensation	62,834	105,477
Accrued royalties	35,582	33,306
Other accrued expenses	138,034	118,217
Income tax payable	15,280	23,339
Deferred revenue	663,258	552,498
Liabilities held for sale	42,022	32,097

Total current liabilities	1,595,412	960,133
Long-term debt	2,410,043	2,095,183
Accrued pension and postretirement liability	26,298	26,745
Deferred income taxes	317,463	259,524
Other liabilities	74,065	58,619
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 71,078,443 and 70,287,707 shares issued, and 67,425,324 and 67,523,885 shares outstanding at February 29, 2016 and November 30, 2015, respectively	711	703
Additional paid-in capital	1,071,134	1,053,141
Treasury stock, at cost: 3,653,119 and 2,763,822 shares at February 29, 2016 and November 30, 2015, respectively	(415,680)	(317,016)
Retained earnings	1,700,306	1,655,262
Accumulated other comprehensive loss	(217,314)	(191,213)

Total stockholders’ equity	2,139,157	2,200,877

Total liabilities and stockholders’ equity	$6,562,438	$5,601,081

IHS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per-share amounts)

(Unaudited)

	Three months ended February 29/28,
	2016	2015
Revenue	$548,446	$513,876
Operating expenses:
Cost of revenue (includes stock-based compensation expense of $1,289 and $1,414 for the three months ended February 29, 2016 and February 28, 2015, respectively)	210,795	200,345
Selling, general and administrative (includes stock-based compensation expense of $28,807 and $30,459 for the three months ended February 29, 2016 and February 28, 2015, respectively)	186,515	186,448
Depreciation and amortization	60,515	50,882
Restructuring charges	5,703	13,421
Acquisition-related costs	3,782	176
Net periodic pension and postretirement expense	407	496
Other expense (income), net	1,217	(838)

Total operating expenses	468,934	450,930

Operating income	79,512	62,946
Interest income	264	160
Interest expense	(28,140)	(16,994)

Non-operating expense, net	(27,876)	(16,834)

Income from continuing operations before income taxes	51,636	46,112
Provision for income taxes	(10,409)	(8,162)

Income from continuing operations	41,227	37,950
Income from discontinued operations, net	3,817	1,570

Net income	$45,044	$39,520

Basic earnings per share:
Income from continuing operations	$0.61	$0.55
Income from discontinued operations, net	0.06	0.02

Net income	$0.67	$0.58

Weighted average shares used in computing basic earnings per share	67,428	68,701

Diluted earnings per share:
Income from continuing operations	$0.61	$0.55
Income from discontinued operations, net	0.06	0.02

Net income	$0.66	$0.57

Weighted average shares used in computing diluted earnings per share	68,084	69,303

IHS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended February 29/28,
	2016	2015
Operating activities:
Net income	$45,044	$39,520
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	60,515	55,919
Stock-based compensation expense	30,575	33,490
Excess tax benefit from stock-based compensation	—	(5,128)
Net periodic pension and postretirement expense	407	496
Pension and postretirement contributions	(856)	(978)
Deferred income taxes	12,891	12,975
Change in assets and liabilities:
Accounts receivable, net	(41,334)	(16,096)
Other current assets	(26,302)	(28,934)
Accounts payable	(16,463)	(19,562)
Accrued expenses	(14,274)	(22,469)
Income tax	(6,287)	2,949
Deferred revenue	101,721	134,358
Other liabilities	6,265	1,498

Net cash provided by operating activities	151,902	188,038

Investing activities:
Capital expenditures on property and equipment	(24,490)	(38,812)
Acquisitions of businesses, net of cash acquired	(1,113,440)	(168,618)
Change in other assets	2,059	(1,779)
Settlements of forward contracts	5,482	1,666

Net cash used in investing activities	(1,130,389)	(207,543)

Financing activities:
Proceeds from borrowings	1,061,000	170,000
Repayment of borrowings	(194,001)	(39,272)
Payment of debt issuance costs	(15,430)	—
Excess tax benefit from stock-based compensation	—	5,128
Repurchases of common stock	(104,335)	(53,271)

Net cash provided by financing activities	747,234	82,585

Foreign exchange impact on cash balance	(695)	(6,517)

Net increase (decrease) in cash and cash equivalents	(231,948)	56,563
Cash and cash equivalents at the beginning of the period	293,148	153,156

Cash and cash equivalents at the end of the period	61,200	209,719
Less: Cash and cash equivalents associated with discontinued operations at the end of the period	(701)	—

Cash and cash equivalents from continuing operations at the end of the period	$60,499	$209,719

IHS INC.

SUPPLEMENTAL REVENUE DISCLOSURE

(In thousands)

(Unaudited)

	Three months ended February 29/28,		Percent change
	2016	2015	Total	Organic
Subscription revenue by segment:
Resources	$180,678	$189,993	(5)%	(7)%
Transportation	148,422	136,323	9%	10%
CMS	114,059	102,948	11%	4%

Total subscription revenue	$443,159	$429,264	3%	1%

Non-subscription revenue by segment:
Resources	$35,244	$27,576	28%	28%*
Transportation	51,254	39,393	30%	9%
CMS	18,789	17,643	6%	3%

Total non-subscription revenue	$105,287	$84,612	24%	14%*

Total revenue by segment:
Resources	$215,922	$217,569	(1)%	(2)%*
Transportation	199,676	175,716	14%	10%
CMS	132,848	120,591	10%	4%

Total revenue	$548,446	$513,876	7%	3%*

Revenue by region:
Americas	$376,135	$340,830	10%	4%
EMEA	118,841	120,643	(1)%	—%
APAC	53,470	52,403	2%	3%

Total revenue	$548,446	$513,876	7%	3%

*	Excluding the effect of the CERAWeek timing shift from the second quarter of 2015 to the first quarter of 2016 results in the following organic revenue growth percentages:

Resources non-subscription organic revenue growth	(23)%
Total non-subscription organic revenue growth	(3)%
Resources total organic revenue growth	(9)%
Total organic revenue growth	1%

IHS INC.

RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO

MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands, except for per-share amounts)

(Unaudited)

	Three months ended February 29/28,
	2016	2015
Net income	$45,044	$39,520
Interest income	(264)	(160)
Interest expense	28,140	16,994
Provision for income taxes	10,409	8,162
Depreciation	23,536	19,797
Amortization related to acquired intangible assets	36,979	31,085

EBITDA(1)(6)	$143,844	$115,398
Stock-based compensation expense	30,096	31,873
Restructuring charges	5,703	13,421
Acquisition-related costs	3,782	176
Income from discontinued operations, net	(3,817)	(1,570)

Adjusted EBITDA(2)(6)	$179,608	$159,298

	Three months ended February 29/28,
	2016	2015
Net income	$45,044	$39,520
Stock-based compensation expense	30,096	31,873
Amortization related to acquired intangible assets	36,979	31,085
Restructuring charges	5,703	13,421
Acquisition-related costs	3,782	176
Acquisition financing fees	4,973	—
Income from discontinued operations, net	(3,817)	(1,570)
Income tax effect on adjusting items	(27,493)	(26,271)

Adjusted net income(3)	$95,267	$88,234

Adjusted EPS(4)(6)	$1.40	$1.27

Weighted average shares used in computing Adjusted EPS	68,084	69,303

	Three months ended February 29/28,
	2016	2015
Net cash provided by operating activities	$151,902	$188,038
Capital expenditures on property and equipment	(24,490)	(38,812)

Free cash flow(5)(6)	$127,412	$149,226

IHS INC.

RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO

MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

(Unaudited)

	Three months ended February 29, 2016
	Resources	Transportation	CMS	Shared Services	Total
Operating income	$59,381	$43,055	$15,667	$(38,591)	$79,512
Adjustments:
Stock-based compensation expense	—	—	—	30,096	30,096
Depreciation and amortization	24,465	26,032	10,062	(44)	60,515
Restructuring charges	2,845	1,102	1,756	—	5,703
Acquisition-related costs	619	3,145	16	2	3,782

Adjusted EBITDA	$87,310	$73,334	$27,501	$(8,537)	$179,608

Adjusted EBITDA as a percentage of revenue	40.4%	36.7%	20.7%		32.7%

	Three months ended February 28, 2015
	Resources	Transportation	CMS	Shared Services	Total
Operating income	$56,459	$40,639	$5,875	$(40,027)	$62,946
Adjustments:
Stock-based compensation expense	—	—	—	31,873	31,873
Depreciation and amortization	21,149	19,932	9,747	54	50,882
Restructuring charges	7,849	1,643	3,929	—	13,421
Acquisition-related costs	—	50	—	126	176

Adjusted EBITDA	$85,457	$62,264	$19,551	$(7,974)	$159,298

Adjusted EBITDA as a percentage of revenue	39.3%	35.4%	16.2%		31.0%

(1)	EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation, and amortization.
(2)	Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs, asset impairment charges, gain or loss on sale of assets, gain or loss on debt extinguishment, pension mark-to-market and settlement expense, and income or loss from discontinued operations). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.
(3)	Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs, acquisition financing fees, asset impairment charges, gain or loss on sale of assets, gain or loss on debt extinguishment, pension mark-to-market and settlement expense, and income or loss from discontinued operations, all net of the related tax effects).
(4)	Adjusted EPS is defined as Adjusted net income (as defined above) divided by diluted weighted average shares.
(5)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.
(6)	EBITDA, Adjusted EBITDA, Adjusted EPS, and free cash flow are used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreements.